Exhibit 10.11

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

            This Subordination and Intercreditor Agreement dated as of April 27, 2004 (as the same may from time to time be amended, restated, modified or supplemented, this "Agreement") is by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its capacity as agent for the Junior Lenders, together with its successors and assigns, "Junior Agent"), and in its capacity as a Junior Lender, LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (in its capacity as agent for the Senior Lenders, together with its successors and assigns, the "Senior Agent"), and in its capacity as a Senior Lender and LASALLE BANK NATIONAL ASSOCIATION, in its capacity as a Senior Lender.

                                   WITNESSETH:

            WHEREAS, Easy Gardener Products, Ltd., a Texas limited partnership ("EGP"), and the Loan Parties (as defined below) have entered into a Term Loan and Security Agreement dated as of October 29, 2003 (as the same may from time to time be amended, restated, modified or supplemented, the "Junior Loan Agreement") with various financial institutions (together with any lender that provides credit to replace or refinance in whole or in part the credit accommodations under the Junior Loan Agreement, collectively, the "Junior Lenders" and each individually a "Junior Lender") and Junior Agent, pursuant to which the Junior Lenders have agreed to make certain term loans to EGP (collectively, the "Junior Loans");

            WHEREAS, EGP ("Borrower") and the other Loan Parties thereto have entered into a Loan and Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time and in effect, the "Senior Loan Agreement") with various financial institutions (together with any lenders that provide credit to replace or refinance in whole or in part the credit accommodations under the Senior Loan Agreement, collectively, the "Senior Lenders" and each individually a "Senior Lender") and the Senior Agent, pursuant to which the Senior Lenders have agreed to make loans to Borrower (collectively, the "Senior Loans"), and such Senior Loans have been guaranteed by the remaining Loan Parties pursuant to a certain Continuing Unconditional Guaranty between such Loan Parties and the Senior Agent, for the benefit of the Senior Lenders;

            WHEREAS, the Junior Lenders acknowledge that the loans or advance of monies or other extensions of any financial accommodation or credit to the Borrower by the Senior Lenders is of value to the Junior Lenders, and that the execution and delivery of this Agreement is a condition precedent to the obligations of the Senior Lenders to extend the Senior Loans to the Borrower;

            WHEREAS, the Senior Lenders acknowledge that the loans or advance of monies or other extensions of any financial accommodation or credit to the Borrower by the Junior Lenders have been of value to the Senior Lenders, and that the execution and delivery

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of this Agreement by Senior Agent is a condition precedent to the obligations of the Junior Lenders to execute and deliver this Agreement;

            NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in order to induce the Senior Lenders and Junior Lenders, now or from time to time hereafter, to make loans or extend credit or any other financial accommodations to or for the benefit of the Borrower, or to grant such renewals, increases or extensions thereof as the Senior Lenders and Junior Lenders may deem advisable, and to better secure the Senior Lenders and Junior Lenders in respect of the foregoing, the Senior Lenders, Junior Lenders, Senior Agent and Junior Agent hereby agree as hereinafter set forth.

            1. Certain Defined Terms. In addition to the terms defined above and elsewhere in this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

            "Additional Obligations" means, except for any principal payable by any Borrower to Senior Lenders pursuant to the Senior Loan Agreement, all costs, fees and expenses payable by the Loan Parties under the Senior Loan Agreement as in effect on the date hereof; indemnities; all interest and all fees and expenses, including interest, fees and expenses incurred after the commencement of an Insolvency Event or any other federal or state bankruptcy, insolvency or reorganization act regardless of whether Senior Agent's or Senior Lenders' claim therefore or the security interests asserted are valid, binding, enforceable, void, voidable, voided, subordinated, reduced, disallowed or allowable in such Insolvency Event.

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through ownership interests in such Person, by contract, or otherwise.

            "Agreement" has the meaning set forth in the introduction hereto.

            "Assignment Agreement" means an Assignment and Acceptance Agreement in form and substance satisfactory to Junior Agent and Senior Agent.

            "Blockage Period" has the meaning assigned to that term in Section 3(b) hereof.

            "Borrower" has the meaning set forth in the recitals hereto.

            "Borrowing Base" means the amount of Revolving Loans available to Borrower from time to time pursuant to subsection 2(a) of the Senior Loan Agreement.


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            "Borrowing Base Collateral" means that portion of the Collateral composed of Accounts (as such term is defined in the Senior Loan Agreement), Inventory (as such term is defined in the Senior Loan Agreement) and payment intangibles (as defined in the Illinois Uniform Commercial Code, as in effect from time to time), and the proceeds of each of the foregoing.

            "Business Days" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of Illinois or Maryland.

            "Collateral" shall mean all now existing and hereafter acquired (including after an Insolvency Event) or arising personal property of the Loan Parties including, without limitation, all goods, accounts, inventory, equipment, intangibles, investment property, deposit accounts, fixtures, instruments, documents, chattel paper, intellectual property, letters of credit and letters of credit rights, all supporting obligations, all commercial tort claims and all products and proceeds of the foregoing including insurance proceeds together with all "Collateral" as described in the Loan Documents and the Subordinated Documents.

            "Collection Action" shall mean (a) to demand, sue for, take or receive from or on behalf of the Loan Parties, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Loan Parties with respect to the Subordinated Debt, (b) to initiate or participate with others in any suit, action or proceeding against the Loan Parties to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the maturity of any Subordinated Debt, or
(d) to take any action to realize or foreclose upon any of the Collateral, other than the Junior Collateral, or to exercise any other right or remedy with respect to the Collateral, other than the Junior Collateral; provided, that in no event shall any requirement of the Borrower, under the Subordinated Documents, to pay interest in kind on the Subordinated Debentures (as defined in the Junior Loan Agreement) be construed as a "Collection Action" hereunder.

            "EGP" shall mean Easy Gardener Products, Ltd., a Texas limited partnership.

            "Excess Availability Certificate" means the certificate provided by Senior Lender to Junior Lender, in substantially the form attached hereto as Exhibit A.

            "Excess Cash Flow Payment" means (a) a mandatory prepayment of the Junior Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow (as presently defined in the Junior Loan Agreement) of EGP pursuant to Section 2.7(c)(i) of the Junior Loan Agreement, and (b) if a PIK Event (as presently defined in the Junior Loan Agreement) shall have occurred (not otherwise cured pursuant to the terms hereof) or if the Borrower otherwise elects or is required to pay interest on the subordinated debentures issued pursuant to the Trust Documents (as defined in the Senior Loan Agreement) in kind, on the 40th day following the end of the quarter in which (or for which) such event has occurred (or, if earlier, ten (10) days after delivery of the quarterly financial statements) and continuing on the 40th day following each successive quarter (or, if earlier, ten (10) days after delivery of


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the quarterly financial statements) until such time as the Borrower has been in full compliance with the terms of the Senior Loan Agreement for two consecutive quarters of the Borrower, a mandatory prepayment of the Junior Loans in an amount equal to seventy-five percent (75%) of the Excess Cash Flow (as presently defined in the Junior Loan Agreement) of EGP subject to the terms of Section 2.7(c)(ii) of the Junior Loan Agreement, and (c) if a Makewell Investment (as presently defined in the Junior Loan Agreement) shall have occurred in any fiscal year, a mandatory prepayment of the Junior Loan in an amount equal to seventy-five percent (75%) of the Excess Cash Flow (as presently defined in the Junior Loan Agreement) of EGP subject to the terms of Section 2.7(c)(iii) of the Junior Loan Agreement.

            "Exercise Notice" has the meaning assigned to that term in Section 18(c) hereof.

            "Insolvency Event" shall mean any proceeding (whether voluntary or involuntary) for dissolution, winding up, liquidation, reorganization, arrangement, protection, relief or composition of any Loan Party or its debts, whether voluntary or involuntary, total or partial, in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Loan Party.

            "Junior Agent" has the meaning set forth in the introduction hereto.

            "Junior Collateral" shall mean the partnership interests in EGP pledged by each of EG Product Management, LLC and EG, LLC for the benefit of the Junior Lenders pursuant to certain Subordinated Documents, together with all proceeds and products thereof.

            "Junior Lenders" has the meaning set forth in the introduction hereto.

            "Junior Lender Mandatory Prepayment Amount" has the meaning set forth in Section 2(d) hereof.

            "Junior Loan Agreement" has the meaning set forth in the recitals hereto.

            "Loan Documents" means the Senior Loan Agreement and the "Other Agreements", as such term is defined in the Senior Loan Agreement.

            "Loan Parties" shall mean, collectively, the Borrower, Weatherly Consumer Products, Inc., a Delaware corporation, Weatherly Consumer Products Group, Inc., a Delaware corporation, EYAS International, Inc., a Texas corporation, EG, L.L.C., a Nevada limited liability company, EG Product Management, L.L.C., a Texas limited liability company, and NBU Group, LLC, a Texas limited liability company, and "Loan Party" shall mean any of them.

            "Mandatory Prepayments" means those prepayments of principal, together with accrued interest thereon, as required by Section 2.7(b) of the Junior Loan Agreement, in an amount equal to one hundred percent (100%) of the proceeds arising from (a) the sale of


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any material assets or properties of the Borrower (other than sales of assets that are promptly (and in any event within one hundred eighty (180) days) replaced with similar assets or assets which serve the same function as the sold assets or sales of Inventory in the ordinary course of business), (b) the sale or issuance of any Stock (as presently defined in the Junior Loan Agreement) of the Borrower (other than in connection with the exercise of the Central Garden Options (as presently defined in the Junior Loan Agreement)), including, but not limited to, any sale or issuance undertaken in connection with or as part of a public offering, but specifically excluding, for the avoidance of doubt, any contributions received by the Borrower in connection with the sale or issuance of any Permitted Securities (as presently defined in the Junior Loan Agreement),
(c) the receipt of any property damage insurance award or any other insurance proceeds of any kind in excess of $250,000 in the aggregate at any one time that is not used promptly (and in any event within one hundred eighty (180) days) after receipt to repair or replace the property or assets covered thereby, and
(d) the incurrence of any Indebtedness other than Permitted Indebtedness (as presently defined in the Junior Loan Agreement) and indebtedness incurred in connection with the refinancing of the Senior Debt.

            "Option Trigger Date" has the meaning assigned to that term in
Section 18(b) hereof.

            "Payment Block Notice" means any notice from the Senior Agent to any Loan Party notifying any such Loan Party that a Senior Default has occurred, with a copy to Junior Agent.

            "Permitted Payments" has the meaning assigned to that term in
Section 2(b) hereof.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Purchase Option" has the meaning assigned to that term in Section 18(a) hereof.

            "Purchase Option Closing Date" means the date on which the purchase and sale of the Senior Debt is consummated in connection with the Junior Lenders' exercise of the Purchase Option referred to in Section 18 hereof.

            "Purchase Price" has the meaning assigned to that term in Section 18(a) hereof.

            "Reorganization Senior Securities" shall mean (a) any equity securities issued in substitution of all or any portion of the Senior Debt that are senior in right of payment to the Subordinated Debt (or any notes or other securities issued in


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substitution of all or any portion of the Subordinated Debt), and (b) any notes or other debt securities issued in substitution of all or any portion of the Senior Debt that are senior to the Subordinated Debt (or any notes or other securities issued in substitution of all or any portion of the Subordinated
Debt), in each case on substantially the same terms that the Senior Debt is subordinated to the Subordinated Debt and that the Subordinated Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement.

            "Reorganization Subordinated Securities" shall mean (a) any equity securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated in right of payment to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior
Debt), and (b) any notes or other debt securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt), in each case on substantially the same terms that the Subordinated Debt is subordinated to the Senior Debt and that the Senior Debt is subordinated to the Subordinated Debt pursuant to the terms of this Agreement.

            "Required Senior Lenders" has the meaning assigned to the term "Requisite Lenders" in the Senior Loan Agreement.

            "Senior Agent" has the meaning set forth in the introduction hereto.

            "Senior Collateral" shall mean all Collateral and proceeds thereof other than the Junior Collateral.

            "Senior Collection Action" shall mean to take any action to realize or foreclose upon any of the Junior Collateral, or to exercise any other right or remedy with respect to the Junior Collateral.

            "Senior Debt" shall mean all indebtedness, fees, expenses, obligations and liabilities of the Loan Parties or any of them to the Senior Agent and any Senior Lender pursuant to the Loan Documents or any agreements or instruments that provide for credit to replace or refinance in whole or in part the credit accommodations under the Loan Documents, whether now existing or hereafter arising (and whether such indebtedness arises or accrues before or after an Insolvency Event) directly, including without limitation the Senior Loans and any interest, fees or prepayment penalties thereon accruing pre-petition or post-petition and costs, expenses, and attorneys' and paralegals' fees, whenever incurred (and whether or not such interest, costs, expenses or fees are allowed or allowable as claims in bankruptcy); provided, that the "Senior Debt" shall not exceed an amount equal to $27,500,000 in principal amount plus the Additional Obligations, as reduced by the amount of any Commitment (as defined in the Senior Loan Agreement) reductions under the Senior Loan Agreement to the extent such reduction may not be reborrowed. "Senior Debt" shall include all amendments and modifications of the foregoing that do not cause the aggregate principal amount to exceed the maximum amount described above and that are otherwise permitted under Section 5(b) of this Agreement.


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            "Senior Default" shall mean a Senior Payment Default and any "Event of Default" (as defined in the Senior Loan Agreement) with respect to (a) any negative or financial covenant of the Senior Loan Agreement or (b) any material misstatement of fact by any Loan Party to the Senior Agent or any Senior Lender.

            "Senior Default Notice" shall mean a written notice from the Senior Agent to Junior Agent pursuant to which Junior Agent is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

            "Senior Lender" or "Senior Lenders" has the meaning set forth in the recitals hereto.

            "Senior Loan Agreement" has the meaning set forth in the recitals hereto.

            "Senior Payment Default" shall mean a default in the payment or direction of proceeds from the foreclosure of, or realization upon, any Senior Collateral of any principal, interest or fee or other amount owing to the Senior Lenders with respect to Senior Debt, including, without limitation, any default in payment of Senior Debt after acceleration thereof.

            "Subordinated Debt" shall mean (a) all principal of, premium, if any, and interest on, the obligations owed by the Borrower to the Junior Lenders pursuant to the Subordinated Documents, and (b) all other indebtedness, fees, expenses, obligations and liabilities of the Loan Parties to the Junior Lenders, whether now existing or hereafter incurred or created, under or pursuant to the terms of the Subordinated Documents or separately under any other document, instrument or agreement executed in connection therewith which relates to the indebtedness evidenced by the Subordinated Documents or any agreements or instruments that provide for credit to replace or refinance in whole the credit accommodations under the Subordinated Documents, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent. "Subordinated Debt" shall include all amendments and modifications of the foregoing that are otherwise permitted under Section 5(a) of this Agreement.

            "Subordinated Documents" shall mean the Junior Loan Agreement, the "Loan Documents" as defined in the Junior Loan Agreement, and such other agreements, documents and instruments as create, evidence or secure any of the Subordinated Debt from time to time.

            2. Subordination.

            (a) General. Notwithstanding anything in the terms of the Subordinated Documents to the contrary, the Junior Lenders agree and covenant that, to the extent set forth herein and on the terms and conditions set forth herein, the payment and performance of the Subordinated Debt is and shall be subordinated in right of payment to the Senior Debt.

            (b) Permitted Payments. Except as otherwise provided in this Agreement, the Junior Lender shall be entitled to receive the following payments:


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

                  (i) subject to the provisions of Section 2(c) below and upon receipt of an Excess Availability Certificate as provided in Section 2(c) below, Excess Cash Flow Payments;

                  (ii) subject to the provisions of Section 2(d) below, Mandatory Prepayments;

                  (iii) regularly scheduled payments of principal under the Junior Loan Agreement;

                  (iv) regularly scheduled payments of interest (including, without limitation, all PIK Interest (as defined in the Junior Loan Agreement)) under the Junior Loan Agreement when due in accordance with the terms of the Junior Loan Agreement;

      Other than in connection with a refinancing of the Subordinated Debt to the extent permitted under the Senior Loan Agreement (but solely out of the proceeds of such refinancing), in no event, without the prior written consent of the Senior Agent, shall the Junior Lenders be entitled to receive any of the following (whether voluntary or mandatory, as a result of acceleration or otherwise):

                  (v) any other prepayments of principal, whether scheduled or otherwise;

                  (vi) any whole or partial prepayments of interest;

                  (vii) any payments of interest in cash at any rate greater than that provided for (in the absence of a default) in the Subordinated Documents as of the date hereof.

            Payments permitted to be made under the terms of this Section 2 are referred to herein as "Permitted Payments".

            (c) Excess Cash Flow Payments; Excess Availability Certificate.

                  (i) The Junior Agent and the Senior Agent hereby agree that Junior Lenders will not be permitted to receive any Excess Cash Flow Payments as set forth in Section 2(b) above if (a) the Excess Availability (as defined in the Senior Loan Agreement, as in effect as of the date hereof) for the 30 consecutive day period preceding the date of any such payment is less than $1,500,000 after giving effect to such payment, (b) the Excess Availability on the date of any such payment is less than $1,500,000 after giving effect to such payment, and (c) five (5) Business Days prior to any such payment, Borrower fails to provide financial information to Junior Agent and Senior Agent, in form and substance satisfactory to Senior Agent, evidencing that the Excess Availability on the date of such payment and for the 30 day period following the date of such payment will be at least $1,500,000 at all times.


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

                  (ii) Borrower shall provide to the Junior Agent and Senior Agent an Excess Availability Certificate on the date any Excess Cash Flow Payment is due.

            (d) Mandatory Prepayments. The Junior Agent and the Senior Agent hereby agree that upon receipt of the proceeds of any Mandatory Prepayments, such proceeds shall be allocated to the Senior Agent and the Junior Agent in the following order of priority: (i) first, to the Senior Agent in an amount equal to the lesser of $1,000,000 and the amount of such proceeds; and (ii) second, to each of the Junior Agent and the Senior Agent in an amount equal to fifty percent (50%) of the remaining amount of such proceeds; provided, that notwithstanding the foregoing, all proceeds of Borrowing Base Collateral shall be allocated to Senior Agent. The amount of any such proceeds allocated to the Junior Agent under this Section 2(d) shall be designated as "Junior Lender Mandatory Prepayment Amounts" and shall be distributed in accordance with
Section 2(b) above. The amount of any such proceeds allocated to the Senior Agent under this Section 2(d) shall be distributed to the Senior Agent and may be applied by the Senior Agent in its discretion in accordance with the Senior Loan Agreement; provided, however, that if the Senior Agent elects, in its discretion, to apply such proceeds to block or otherwise limit the Availability under the Senior Loan Agreement, then such blockage or limitation of Availability under the Senior Loan Agreement shall be permanent.

            3. Priority, Blockage of Payments and Suspension of Remedies.

            (a) Insolvency or Dissolution of a Loan Party. Upon the occurrence of any Insolvency Event, any payment or distribution of assets or securities of any Loan Party of any kind or character, whether in cash, property or securities (other than any Reorganization Subordinated Securities), to which the Junior Lenders would be entitled, except for the provisions of this Agreement, shall be made by such Loan Party or by any receiver, trustee in bankruptcy, liquidating trustee, or other person making such payment or distribution, directly to the Senior Agent for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the Senior Debt until the payment in full in cash of all Senior Debt; provided, that notwithstanding the foregoing, all proceeds of the Junior Collateral shall be paid to Junior Agent for application to the Subordinated Debt.

            (b) Default under the Senior Loan Agreement. No direct or indirect payment or distribution by or on behalf of the Loan Parties in respect of the Subordinated Debt (including, without limitation, Permitted Payments), whether pursuant to the terms of the Subordinated Documents or upon acceleration or otherwise, shall be made, and no other consideration in respect of Subordinated Debt shall be given if, at the time such payment or distribution is to be made the Senior Agent has given Junior Agent a Senior Default Notice or has given any Loan Party a Payment Block Notice; provided, that the Loan Parties may resume payments (and make any missed payments due to application of this Section 3(b)) with respect to the Subordinated Debt upon the earlier to occur of (i) the Senior Agent's written acknowledgement of the cure or waiver in accordance with the terms of the Loan Documents of all Senior Defaults referenced in the applicable Senior Default Notice or applicable Payment Block Notice (which written acknowledgement, in each case, the Senior


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Agent agrees to promptly give to Junior Agent upon such cure or waiver, but in no event later than one Business Day after such cure or waiver), (ii) the expiration of a period of one hundred eighty (180) days, in the case of such defaults which are payment defaults (including upon acceleration), and ninety
(90) days, in the case of all such other defaults, in each case from the date such Senior Default Notice or Payment Block Notice was received by Junior Agent or such Loan Party, or (iii) the payment of the Purchase Price pursuant to
Section 18 hereof, and the termination of any commitment by the Senior Lenders to provide financing to the Borrower under the Loan Documents (the "Blockage Period"). Notwithstanding any provision of this Section 3(b) to the contrary:
(I) the Loan Parties shall not be prohibited from making, and the Junior Lenders shall not be prohibited from receiving, payments under this Section 3(b) on more than one occasion within any period of three hundred sixty-five (365) consecutive days and on more than three occasions during the period this Agreement is in effect with respect to the Subordinated Debt; and (II) no Senior Default existing on the date a Senior Default Notice or Payment Block Notice is given pursuant to this Section 3(b) shall be used as a basis for any subsequent Senior Default Notice or Payment Block Notice unless such default has been cured or waived for a period of at least ninety (90) days. The failure of the Borrower to make any payment with respect to the Subordinated Debt by reason of the operation of this Section 3 shall not be construed as preventing the occurrence of a default under the Subordinated Documents. The provisions of this Section 3(b) shall not apply to any payment with respect to which Section 3(a) would be applicable.

            (c) Certain Payments Held in Trust. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution or such giving of consideration, the Junior Lenders shall have received any payment or distribution or consideration in respect of the Subordinated Debt contrary to such provisions, then and in such event such payment or distribution or consideration shall be received and held in trust for the Senior Lenders and shall be paid over or delivered to the Senior Lenders for application to or as collateral for the payment or prepayment of all Senior Debt after giving effect to any concurrent payment or distribution to the Senior Lenders in respect of the Senior Debt.

            (d) Notice of Default. If Junior Agent gives any of the Loan Parties notice of any default under the Subordinated Documents, Junior Agent agrees to provide concurrently a copy of such notice to the Senior Agent. Nothing in this
Section 3(d) shall create any third party beneficiary rights in any Loan Party or in any way affect the right of the Senior Lenders to accelerate the maturity of the Senior Debt under the Senior Loan Agreement.

            (e) Suspension of Remedies.

                  (i) During any period commencing on the date on which a default under the Subordinated Documents shall have occurred (and of which Junior Agent has provided notice of such default to Senior Agent together with a stated intention to exercise a Collection Action) and ending on the earliest of (A) one hundred eighty (180) days after receipt by the Senior Agent of such notice of such default, (B)


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      acceleration of the Senior Debt, (C) the occurrence of any Insolvency
      Event, (D) the occurrence of any Senior Default or default under the Subordinated Documents to the extent such Senior Default or default under the Subordinated Documents arises from the merger, s ale, liquidation, dissolution, or change of control of any Loan Party or (E) the commencement by the Senior Agent or any holder of the Senior Debt of any judicial or non judicial action or proceeding against any Loan Party to
      (I) enforce payment of or to collect the whole or any part of the Senior Debt, (II) enforce any of the rights and remedies available to the Senior Agent or any holder of the Senior Debt with respect to the Senior Debt or any collateral securing the Senior Debt, or (III) realize upon any of the Senior Collateral securing the Senior Debt or exercise any other right or remedy with respect to such collateral, the Junior Lenders shall not take any Collection Action, and, if taken, any such prohibited Collection Action shall be ineffective, provided that until the Senior Debt is paid in full, the Junior Lenders shall not take any Collection Action to realize or foreclose upon any of the Senior Collateral or to exercise any other right or remedy with respect to the Senior Collateral to the extent that Senior Agent has accelerated the Senior Debt and is diligently realizing or foreclosing on the Senior Collateral or exercising any of its rights or remedies in respect thereof. Notwithstanding the foregoing, the Junior Lenders may vote, file proofs of claim and otherwise act with respect to the Subordinated Debt in any Insolvency Event to the extent permitted by Section 11(a).

                  (ii) During any period commencing on the date on which a default under the Loan Documents shall have occurred (and of which Senior Agent has provided notice of such default to Junior Agent together with a stated intention to exercise a Senior Collection Action) and ending on the earliest of (A) one hundred eighty (180) days after receipt by Junior Agent of such notice of such default, (B) acceleration of the Subordinated Debt, (C) the occurrence of any Insolvency Event, (D) the occurrence of any Senior Default or default under the Subordinated Documents to the extent such Senior Default or default under the Subordinated Documents arises from the merger, sale, liquidation, dissolution, or change of control of any Loan Party or (E) the commencement by Junior Agent or any Junior Lender of any judicial or non judicial action or proceeding against any Loan Party to (I) enforce payment of or to collect the whole or any part of the Subordinated Debt, (II) enforce any of the rights and remedies available to Junior Agent or the Junior Lenders with respect to the Subordinated Debt or any collateral securing the Subordinated Debt, or
      (III) realize upon any of the Junior Collateral securing the Subordinated Debt or exercise any other right or remedy with respect to such collateral, the Senior Lenders shall not take any Senior Collection Action, and, if taken, any such prohibited Senior Collection Action shall be ineffective, provided that until the Subordinated Debt is paid in full, the Senior Lenders shall not take any Senior Collection Action to realize or foreclose upon any of the Junior Collateral or to exercise any other right or remedy with respect to the Junior Collateral to the extent that Junior Agent has accelerated the Subordinated Debt and is diligently realizing or foreclosing on the Junior Collateral or exercising any of its rights or remedies in respect thereof.

                  (iii) The foregoing Section 3(e)(i) notwithstanding, during any period commencing on the date on which a default under the Subordinated Documents shall have occurred and be continuing, if the Junior Lenders realize or foreclose upon any of the Junior Collateral or exercise any other rights or remedy with respect to the Junior Collateral, the Junior Lenders shall not sell the Junior Collateral unless:

                        (A) Junior Agent gives Senior Agent ten (10) days prior
            written notice thereof; and

                        (B) upon its receipt of the net proceeds from the sale
            of the Junior Collateral, Junior Lenders shall pay in full in cash the Purchase Price to the Senior Lenders, in accordance with Section 18 hereof.

            (f) Rights of Senior Lenders and Junior Lenders Not to be Impaired. No right of the Senior Agent, the Senior Lenders, Junior Agent or the Junior Lenders to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act taken in good faith, or failure to act, which failure to act is in good faith, by the Senior Agent, the Senior Lenders, Junior Agent or the Junior Lenders, as applicable, or by any noncompliance by the Loan Parties, with the terms and provisions and covenants herein or of the terms of the Loan Documents or Subordinated Documents. The Senior Agent, the Senior Lenders, Junior Agent, the Junior Lenders and the Loan Parties agree not to take any action to avoid or to seek to avoid the observance and performance of the terms and conditions hereof, and shall at all times in good faith carry out all such terms and conditions.

            (g) Obligation of Loan Parties Unconditional; Subrogation; Nature of Agreement.

                  (i) The Junior Lenders shall not be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Loan Parties unless and until all of the Senior Debt shall have been fully and indefeasibly paid and satisfied in cash (including by way of payments to the holders of the Senior Debt pursuant to this Agreement) and all financing arrangements to extend Senior Debt among the Borrower, the Senior Agent and the Senior Lenders have been terminated; and, for the purposes of such subrogation, no payments or distributions made to the holders of the Senior Debt of any cash, property or securities to which the Junior Lenders would be entitled except for this Agreement and no payments pursuant to the provisions of this Agreement to the holders of Senior Debt by the Junior Lenders shall, as among any of the Loan Parties, its creditors and the Junior Lenders, be deemed to be a payment by any Loan Party to or on account of the Senior Debt.

                  (ii) Subject to the full and indefeasible payment and satisfaction in cash of the Senior Debt and the termination of all financing arrangements to extend Senior Debt among the Borrower, the Senior Agent and the Senior Lenders, the Junior Lenders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Borrower applicable to the Senior Debt until all amounts owing on the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of any Senior Debt of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the Junior Lenders shall, as between the Loan Parties, their creditors and the Junior Lenders, be deemed to be a payment to or on account of the Senior Debt. Subject to the full and indefeasible payment and satisfaction in cash of the Junior Debt and the termination of all financing arrangements to extend Junior Debt among the Borrower, the Junior Agent and the Junior Lenders, the Senior Lenders shall be subrogated to the rights of the holders of Junior Debt to receive payments or distributions of cash, property or securities of the Borrower applicable to the Junior Debt until all amounts owing on the Senior Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of any Junior Debt of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the Senior Lenders shall, as between the Loan Parties, their creditors and the Senior Lenders, be deemed to be a payment to or on account of the Junior Debt

                  (iii) The provisions of this Agreement are and are intended solely for the purposes of defining the relative rights of the Junior Lenders, on the one hand, and the holders of the Senior Debt, on the other hand, as among themselves. As between the Loan Parties and the Junior Lenders, nothing contained herein shall impair the unconditional and absolute obligation of the Loan Parties to the Junior Lenders to pay the Subordinated Debt as such Subordinated Debt shall become due and payable in accordance with the Subordinated Documents. As between the Loan Parties and the Senior Lenders, nothing contained herein shall impair the unconditional and absolute obligation of the Loan Parties to the Senior Lenders to pay the Senior Debt as such Senior Debt shall become due and payable in accordance with the Senior Loan Agreement and the Loan Documents. No person other than the Senior Agent, the Senior Lenders, Junior Agent and the Junior Lenders and their respective successors and assigns shall have any rights hereunder; provided, that all Junior Lenders and Senior Lenders and the other holders of any Senior Debt are expressly entitled to the benefits of this Agreement.

                  (iv) This is a continuing agreement of subordination and the Senior Lenders may continue, at any time and without notice to Junior Agent or the Junior Lenders, to extend credit or other financial accommodations and loan monies to or for the benefit of the Borrower on the faith hereof, provided, however, that the continuing agreement of subordination will apply only to the Senior Debt as set forth in Section 2 hereof.

            4. Actions to Effectuate Subordination.

            (a) Authorization for the Senior Lenders. If the Junior Lenders do not file proper claims or proof of debt in the form required in connection with any dissolution, winding-up, liquidation or reorganization of any Loan Party in any bankruptcy, insolvency, or receivership proceedings prior to fifteen (15) calendar days before the expiration of the time to file such claims or proofs, then after giving five (5) Business Days notice to Junior Agent, if the Junior Lenders do not then file such claims, the Senior Agent, on behalf of the Senior Lenders shall have the right to file and prove all claims therefor and to take all such other action in the name of the Junior Lenders or otherwise, as the Senior Lenders may determine to be necessary or appropriate for the enforcement of the provisions of this Agreement; provided, that no such prior notice shall be required if the remaining time period for filing proper claims or proof of debt is less than five (5) Business Days; provided, further, that the Junior Lenders shall at all times (subject to the terms of this Agreement, including, without limitation, Section 11) have the right to participate in any such proceedings with respect to claims. Notwithstanding anything to the contrary set forth herein, if, following any such vote by the Senior Agent, the Junior Lenders timely vote their claims, then such vote by the Junior Lenders shall be deemed to control and supersede any such previous vote by Senior Agent and, upon the written request of Junior Agent or the Junior Lenders, Senior Agent will withdraw such previous vote.

            (b) Priority of Security Interests. Notwithstanding any financing statements or other instruments perfecting liens securing any of the Subordinated Debt, the Senior Agent's liens and security interests in the Senior Collateral shall at all times be prior and senior to each and every lien and security interest held by Junior Agent or the Junior Lenders in the Senior Collateral regardless of the order or timing of filing, and Junior Agent and the Junior Lenders hereby expressly subordinate all of its liens and security interests on any Senior Collateral securing the Subordinated Debt to each and every lien and security interest now or hereafter held by Senior Agent in the Senior Collateral securing Senior Debt. The Junior Lenders shall have a second and subordinate security interest in the Senior Collateral. Notwithstanding any financing statements or other instruments perfecting liens securing any of the Senior Debt, the liens and security interests of Junior Agent and the Junior Lenders in the Junior Collateral shall at all times be prior and senior to each and every lien and security interest held by Senior Lenders in the Junior Collateral regardless of the order or timing of filing, and Senior Agent, on behalf of the Senior Lenders, hereby expressly subordinate all of its liens and security interests on any Junior Collateral securing the Senior Debt to each and every lien and security interest now or hereafter held by Junior Agent and the Junior Lenders in the Junior Collateral securing the Subordinated Debt. The Senior Lenders shall have a second and subordinate security interest in the Junior Collateral.

            (c) The Senior Agent agrees and acknowledges that (i) the Subordinated Debt is secured by the Junior Lenders' Liens which, except for the Liens on the Junior Collateral, are junior and subordinate to the Senior Agent's Liens and are subject to this Agreement, (ii) any Senior Collateral from time to time in the Senior Agent's possession also constitutes Collateral in favor of the Junior Lenders and is held for benefit of the Junior Lenders solely for the purposes of perfecting the Junior Lenders' Lien therein and (iii) when the Senior Debt is indefeasibly paid in full and the commitments under the Senior Debt terminated, the Senior Agent shall, within a reasonable time following the written request of Junior Agent and unless otherwise enjoined or prevented by operation of law, deliver to Junior Agent (and the Loan Parties hereby consent to such delivery) without representation, warranty or recourse, all of such Collateral in its possession in order to permit the Junior

Lenders to continue to maintain its perfected security interest in such Collateral and shall assign to Junior Lenders the Senior Agent's interest in any lock box accounts, blocked accounts, deposit account control agreements, UCC-1 financing statements and take such other actions as may be reasonably requested by Junior Agent or any Junior Lender with respect to the transfer of any remaining Collateral.

            (d) Specific Performance.

                  (i) The Senior Agent and the Senior Lenders are hereby authorized to demand specific performance of the provisions of this Agreement, at any time when Junior Agent or the Junior Lenders shall have failed to comply with any of the provisions of this Agreement. Junior Agent and the Junior Lenders hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. Junior Agent and the Junior Lenders hereby acknowledge that the provisions of this Agreement are to be enforceable at all times, whether before or after the commencement of an Insolvency Event, it being understood that this Section 4(d)(i) does not limit and shall not be applied to limit the rights of Junior Agent and the Junior Lenders to enforce the provisions of the Subordinated Documents in conformity with the provisions of this Agreement.

                  (ii) Junior Agent and the Junior Lenders are hereby authorized to demand specific performance of the provisions of this Agreement, at any time when the Senior Agent or the Senior Lenders shall have failed to comply with any of the provisions of this Agreement. The Senior Agent and the Senior Lenders hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. The Senior Agent and the Senior Lenders hereby acknowledge that the provisions of this Agreement are to be enforceable at all times, whether before or after the commencement of an Insolvency Event, it being understood that this Section 4(d)(ii) does not limit and shall not be applied to limit the rights of the Senior Agent or the Senior Lenders to enforce the provisions of the Loan Documents in conformity with the provisions of this Agreement.

            5. Amendments.

            (a) Amendment to Subordinated Debt. Junior Agent and the Junior Lenders agree that it will not amend the terms of the Subordinated Documents without the prior written consent of the Senior Agent and the Required Senior Lenders if the effect of which is (i) to increase the maximum principal amount of the Subordinated Debt (unless such increase does not increase the amount of cash interest expense or other debt service associated with the Subordinated Debt payable prior to repayment in full of the Senior Debt), (ii) to increase the rate of interest on any of the Subordinated Debt (unless such increase is added to the principal amount of the Subordinated Debt and is not due and payable prior to the actual repayment in full of the Senior Debt), (iii) to change any date upon which regularly scheduled payments of principal or interest on the Subordinated Debt are due to an earlier date or the terms relating to any mandatory prepayments on the Subordinated Debt, (iv) to add or make more restrictive any event of default or any covenant with respect to the Subordinated Debt, provided that if the Senior Loan Agreement or the Loan Documents are amended to provide for additional covenants or events of default or to make more restrictive any existing covenants or events of default applicable to the Borrower or the other Loan Parties, then the Subordinated Documents may be amended to provide for additional covenants or events of default or to make more restrictive any existing covenants or events of default so long as such covenants or events of default set forth in the Subordinated Documents are not more restrictive than those set forth in the Senior Loan Agreement or Loan Documents, as so amended,
(v) to change the final maturity date of any Subordinated Debt to a date that is earlier than the date which is one hundred twenty (120) days after the maturity date of the Senior Debt, or (vi) to take any liens or security interests in assets of any Loan Party or any other assets securing the Senior Debt, other than liens and security interests in the Collateral that exist as of the date hereof, and other liens and security interests in such assets or properties provided that the Senior Agent for the benefit of the Senior Lenders are also granted liens and security interests thereon to secure the Senior Debt; provided, however, that nothing contained in Paragraph 5 or elsewhere in this Agreement shall be construed to limit the rights set forth in the Subordinated Documents as in effect on the date hereof to charge and accrue the default interest rate and other fees, charges and expenses permitted thereunder when an Event of Default exists or to require the consent of the Senior Lenders to any waiver by the Junior Lenders of any Event of Default or Default under the Subordinated Documents or of any of the rights and remedies of the Junior Lenders thereunder.

            (b) Amendment to Senior Debt, Other Agreements.

                  (i) The Senior Agent and the Senior Lenders may from time to time amend, restate, modify, extend, renew or supplement the Senior Loan Agreement, the Loan Documents and the Senior Debt from time to time without the consent of Junior Agent and the Junior Lenders; provided, that notwithstanding the foregoing, the Senior Agent and the Senior Lenders shall not amend the Senior Loan Agreement, the Loan Documents or the Senior Debt in a manner that (I) increases the interest rate payable on any component of the Senior Debt that may apply from time to time as provided in the Senior Loan Agreement as in effect on the date hereof; provided, however, that, upon the occurrence of any Insolvency Event, if the Senior Lenders, or any one of them, consent to the use of cash collateral (irrespective of the conditions thereto) or provide financing to the Borrower on such terms and conditions and in such amounts as the Senior Lenders, in their sole discretion, may decide, the Senior Loan Agreement may be amended to increase the interest rate payable by up to one percent (1%) per annum over the maximum interest rate applicable at any time as provided in the Senior Loan Agreement, (II) accelerates the Original Term or any Renewal Term (as applicable) (as defined in the Senior Loan Agreement) of the Senior Debt (other than on or after an Event of Default as defined in the Senior Loan Agreement) by more than one year,
      (III) extends the final maturity of the Senior Debt more than one year beyond the Maturity Date as defined in the Senior Loan

      Agreement (it being acknowledged that nothing herein shall be deemed to prevent the Subordinated Debt from becoming due and payable on the Maturity Date as defined in the Subordinated Documents, subject to the other provisions hereof), (IV) increases principal amortization payments on any Senior Debt, (V) changes the arithmetic formula by which the Borrowing Base is presently calculated if the effect of such change is to increase the Availability (as defined in the Senior Loan Agreement as in effect as the date hereof), (VI) change the definition of "Excess Availability" as such term (including all such defined terms therein) is defined in the Senior Loan Agreement, or otherwise amend the Loan Documents if the effect of such change is to make the covenant set forth in Section 13(l) of the Senior Loan Agreement more restrictive; provided, however, that nothing contained in Paragraph 5 or elsewhere in this Agreement shall be construed to limit the rights set forth in the Loan Documents as in effect on the date hereof to charge and accrue the default interest rate and other fees, charges and expenses permitted thereunder when an Event of Default exists or to require the consent of the Junior Lenders to any waiver by the Senior Lenders of any Event of Default or Default under the Loan Documents or of any of the rights and remedies of the Senior Lenders thereunder.

                  (ii) Subject to subsection (b)(i) above and without waiving or limiting any right of Senior Agent under the Loan Documents to determine the eligibility of collateral for lending purposes under the lending formula under the Borrowing Base, if (A) Junior Agent or the Junior Lenders obtain an appraisal of the collateral undertaken at its request or the results of a field examination by Junior Agent or the Junior Lenders that indicate that the collateral or portion thereof has declined in value or (B) a Default or an Event of Default (as such terms are defined in the Senior Loan Agreement) exists, Junior Agent or the Junior Lenders may propose that Senior Agent establish additional reserves or increase the amount of existing reserves to address the conditions or events identified by Junior Agent or the Junior Lenders, as applicable, and Senior Agent, in the exercise of its reasonable discretion, will consider (without obligation to agree or do so) Junior Agent's or the Junior Lenders' request, as applicable, and establish reserves that Senior Agent determines to be appropriate under the Loan Documents. Notwithstanding any provision hereof to the contrary, none of Junior Agent, the Junior Lenders nor Senior Agent have agreed to provide, or shall be required to provide to the other, appraisals or other information it may obtain concerning the Loan Parties or any of their Affiliates.

      If Senior Agent intends to enter into any contract or agreement with any Person including, without limitation, any liquidation Senior Agent for the sale or liquidation of any material assets, Senior Agent agrees to give Junior Agent notice of any such agreement or agency agreement at least three (3) Business Days in advance of execution of such contract or agreement so as to give the Junior Lenders an opportunity to either (A) exercise its Purchase Option pursuant to Section 1 8 hereof or (B) make comments on material terms including, without limitation, timing, pricing and methodology of any sale or liquidation, provided that Senior Agent shall be under no obligation to accept such comments.

         The Senior Agent agrees to use its best efforts to provide Junior Lenders copies of any field audits of the Collateral it prepares in accordance with the terms of the Loan Documents.

            (c) Release of Senior Security Interests. Junior Agent and the Junior Lenders agree that the Senior Agent may, from time to time at its sole discretion and without notice to Junior Agent or the Junior Lenders, (i) retain or obtain a security interest in any property to secure any of the Senior Debt, subject to the prior lien and security interest of the Junior Lenders with respect to the Junior Collateral, (ii) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Debt, or (iii) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any Senior Collateral securing any of the Senior Debt. Upon the Senior Agent's release of any security interest in any Senior Collateral or any other assets of any of the Loan Parties in connection with any sale of such Senior Collateral or assets (including after an Insolvency Event) and provided that the proceeds of the sale of such Senior Collateral or assets so released are applied to the payment and permanent reduction of first (after payment of all costs, fees and expenses related to the sale or the necessary expense of preserving, storing or encumbering the items to be sold), the Senior Debt, and second, the Subordinated Debt, Junior Agent shall immediately and without further condition release any and all security interest it may have in the Senior Collateral or assets and Senior Agent shall have the right to file any termination statements or releases and take all such other action in the name of Junior Agent and the Junior Lenders or otherwise, as the Senior Agent may determine to be necessary or appropriate for the effectuation of Junior Agent's release of its security interest.

            6. Subordinated Debt Owed Only to the Junior Lenders. The Junior Lenders warrant and represent that as at the date hereof (a) the Junior Lenders have not previously assigned any interest in the-Subordinated Debt or any security interest in connection therewith, if any; (b) no other party owns an interest in the Subordinated Debt or security therefor other than the Junior Lenders (whether as joint holders of the Subordinated Debt, participants or otherwise); and (c) the entire Subordinated Debt is owing only to the Junior Lenders.

            7. Senior Debt Owed Only to the Senior Lenders. The Senior Lenders warrant and represent that as at the date hereof (a) the Senior Lenders have not previously assigned any interest in the Senior Debt or any security interest in connection therewith, if any; (b) no other party owns an interest in the Senior Debt or security therefor other than the Senior Lenders (whether as joint holders of the Senior Debt, participants or otherwise); and (c) the entire Senior Debt is owing only to the Senior Lenders.

            8. Instrument Legend. Any instrument evidencing any of the Subordinated Debt or the Senior Debt, or any portion thereof, will, on the date hereof or promptly hereafter, be conspicuously inscribed with the following legend:

      THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT OF

      EVEN DATE HEREWITH AMONG THE PARTIES HERETO, AND CERTAIN OTHER PARTIES TO WHICH REFERENCE IS MADE FOR THE TERMS THEREOF AND FOR LIMITATIONS ON ENFORCEMENT OF THE PROVISIONS HEREOF AND OF RETENTION OF PAYMENTS RECEIVED HEREUNDER.

A copy of the Subordinated Documents and Loan Documents, as so legended, will be delivered to the Senior Agent and Junior Agent, respectively, on the date hereof. Any instrument evidencing any of the Subordinated Debt or Senior Debt, or any portion thereof, which is hereafter executed will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof will be delivered to the Senior Agent or Junior Agent, respectively, on the date of its execution.

            9. Assignment of Claims. The Junior Lenders agree that until the Senior Debt has been paid in full in cash and satisfied, the Junior Lenders will not assign or transfer to others any claim the Junior Lenders have or may have against the Loan Parties, unless such assignment or transfer is made expressly subject to this Agreement, provided, however, that nothing contained herein shall be deemed to prohibit Junior Lenders from securitizing or granting participation interests in, or pledging or transferring to a commercial paper conduit or transferring to any parent, affiliate or subsidiary of the Junior Lenders, all or any portion of the Subordinated Debt, in each case without notice to or consent of the Senior Agent and without any requirement of becoming a signatory to this Agreement.

            10. Waivers. All of the Senior Debt and Subordinated Debt shall be deemed to have been made or incurred in reliance upon this Agreement. The Junior Lenders, Junior Agent, the Senior Lenders and the Senior Agent expressly waive all notices not specifically required pursuant to the terms of this Agreement whatsoever, and each of them expressly waive reliance by the other parties hereto upon the subordination and other agreements as herein provided. The Junior Lenders and Junior Agent agree (a) that neither the Senior Agent nor any Senior Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Loan Agreement, or the collectibility of the Senior Debt, (b) that the Senior Agent and the Senior Lenders shall be entitled to manage and supervise their loans to the Borrower in accordance with applicable law and their usual practices, modified from time to time as deemed appropriate under the circumstances (but subject to the other terms and provisions hereof), without regard to the existence of any rights that the Junior Lenders or Junior Agent may now or hereafter have in or to any of the assets of the Borrower, and (c) that the Senior Agent and the Senior Lenders shall have no liability to the Junior Lenders or Junior Agent for, and the Junior Lenders and Junior Agent shall waive any claim (other than a claim resulting from a breach of this Agreement) which the Junior Lenders and/or Junior Agent may now or hereafter have against the Senior Agent or any Senior Lender arising out of, any actions which the Senior Agent or any Senior Lender, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the Collateral and other security for the Senior Debt, actions with respect to the occurrence of a Senior Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Senior Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) with respect to the Senior Loan Agreement or any other agreement related thereto or to the collection of the Senior Debt or the valuation, use, protection or release of the Senior Collateral. The Senior Lenders and Senior Agent agree (a) that neither Junior Agent nor any Junior Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Subordinated Documents, or the collectibility of the Subordinated Debt, (b) that Junior Agent and the Junior Lenders shall be entitled to manage and supervise their loans to the Borrower in accordance with applicable law and their usual practices, modified from time to time as deemed appropriate under the circumstances (but subject to the other terms and provisions hereof), without regard to the existence of any rights that the Senior Lenders or the Senior Agent may now or hereafter have in or to any of the assets of the Borrower, and (c) that Junior Agent and the Junior Lenders shall have no liability to the Senior Lenders or the Senior Agent for, and the Senior Lenders and the Senior Agent shall waive any claim (other than a claim resulting from a breach of this Agreement) which the Senior Lenders and/or the Senior Agent may now or hereafter have against Junior Agent or any Junior Lender arising out of, any actions which Junior Agent or any Junior Lender, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the Collateral and other security for the Subordinated Debt, actions with respect to the occurrence of a default under the Subordinated Documents, actions with respect to the foreclosure upon, release, or depreciation of, or failure to realize upon, any of the Junior Collateral and actions with respect to the collection of any claim for all or any part of the Subordinated Debt from any account debtor, guarantor or any other party) with respect to the Subordinated Documents or any other agreement related thereto or to the collection of the Subordinated Debt or the valuation, use, protection or release of the Junior Collateral.

            11. Invalidated Payments. To the extent that the Senior Lenders receive payments on, or proceeds of Senior Collateral for, the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Lenders. To the extent that the Junior Lenders receive payments on, or proceeds of Junior Collateral for, the Subordinated Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Subordinated Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Junior Lenders.

            12. Bankruptcy Issues.

            (a) At any meeting of creditors or in the event of any Insolvency Event, the Junior Lenders shall retain the right to vote, file a proof of claim and otherwise act with respect to the Subordinated Debt (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), provided that the Junior Lenders shall not initiate, join in or prosecute any claim or action in such Insolvency Event challenging the enforceability of the Senior Debt, this Agreement, or any liens and security interests securing the Senior Debt.

            (b) The Junior Lenders acknowledge and agree that upon the occurrence of any Insolvency Event, the Senior Lenders, or any one of them may consent to the use of cash collateral or provide financing to the Borrower on such terms and conditions and in such amounts as the Senior Lenders, in their sole discretion, may decide and that, in connection with such cash collateral usage or such financing, the Loan Parties (or a trustee appointed for the estates of the Loan Parties) may grant to the Senior Agent or the Senior Lenders liens and security interests upon all assets of the Loan Parties, other than the Junior Collateral, which 1iens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the filing of the petition for relief thereafter) and (ii) shall be superior in priority to the liens and security interests held by the Junior Lenders on the assets of the Loan Parties, other than the Junior Collateral. All allocations of payments between the Senior Lenders and the Junior Lenders shall continue to be made after the occurrence of any Insolvency Event on the same basis that the payments were to be allocated prior to the date of such Insolvency Event. The Junior Lenders waive any claim it may now or hereafter have against the Senior Lenders arising out of the Senior Lenders' election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111 (b)(2) of the Bankruptcy Code, and/or any grant of a security interest or administrative claim to the Senior Lenders under Sections 503, 507, 361 or 364 of the Bankruptcy Code by the Loan Parties, as debtor in possession or by their or its trustee. The Junior Lenders agree that it will not take, join in or otherwise support in any manner any challenge to the validity, perfection, priority or enforceability of the Senior Agent's liens and security interests in the Collateral or any post petition property of the Loan Parties. The Senior Lenders agree that it will not take, join in or otherwise support in any manner any challenge to the validity, perfection; priority or enforceability of Junior Agent's or the Junior Lenders' liens and security interests in the Collateral or any post petition property of the Loan Parties, except to enforce the terms of this Agreement.

            13. Waivers. No waiver shall be deemed to be made by the Senior Agent, any Senior Lender, Junior Agent or any Junior Lender of any of their respective rights hereunder, unless the same shall be in writing signed by the waiving party, as applicable, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Senior Agent, any Senior Lender, Junior Agent or any Junior Lender or the obligations of Junior Agent and the Junior Lenders to the Senior Agent and the Senior Lenders or the obligations of the Senior Agent and the Senior Lenders to Junior Agent and the Junior Lenders in any other respect at any other time.

            14. Information Concerning Financial Condition of Borrower. Junior Agent and the Junior Lenders hereby assume responsibility for keeping informed of the financial condition of the Loan Parties, any and all endorsers and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the

Senior Debt and/or Subordinated Debt that diligent inquiry would reveal, and Junior Agent and the Junior Lenders hereby agree that neither the Senior Agent nor any Senior Lender shall have any duty to advise either Junior Agent or the Junior Lenders of information known to the Senior Agent or any Senior Lender regarding such condition or any such circumstances. In the event the Senior Agent or any Senior Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Junior Agent or the Junior Lenders, neither the Senior Agent nor any Senior Lender shall be under any obligation (a) to provide any such information to Junior Agent or the Junior Lenders on any subsequent occasion, or (b) to undertake any investigation not a part of Senior Agent's or Senior Lender's regular business routine and shall be under no obligation to disclose any information which, pursuant to accepted or reasonable commercial finance practices, the Senior Agent or the Senior Lender wishes to maintain confidential.

            15. Warranties and Representations.

            (a) Each of Junior Agent and the Junior Lenders hereby represents and warrants that: (i) it has not relied nor will it rely on any representation or information of any nature made by or received from Senior Agent relative to any Borrower or any other Loan Party in deciding to execute this Agreement; (ii) no part of the Subordinated Debt is evidenced by any instrument or writing except the Subordinated Documents; (iii) as of the date hereof Junior Lenders are the lawful owners of the Subordinated Debt; (iv) as of the date hereof Junior Lenders have not heretofore assigned or transferred the Subordinated Debt, any interest therein or any collateral or security pertaining thereto; and
(v) Junior Lenders have not heretofore given any subordination in respect of the Subordinated Debt.

            (b) Each of the Senior Agent and the Senior Lenders hereby represents and warrants that: (i) it has not relied nor will it rely on any representation or information of any nature made by or received from Junior Agent relative to any Borrower or any other Loan Party in deciding to execute this Agreement; (ii) no part of the Senior Debt is evidenced by any instrument or writing except the Loan Documents; (iii) Senior Agent and the Senior Lenders have the authority to enter into this Agreement and that it and the other Senior Lenders are, as of the date hereof, the lawful owners of the Senior Debt; (iv) Senior Agent and the other Senior Lenders have not heretofore assigned or transferred any of the Senior Debt, any interest therein or any collateral or security pertaining thereto; and (v) Senior Agent and the other Senior Lenders have not heretofore given any subordination in respect of the Senior Debt.

            (c) Each of the parties hereto represents and warrants to each of the other parties that this Agreement has been duly executed and delivered by such party and is the valid and binding obligation of such party, enforceable against such party in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by principles of equity.

            16. CONSENT TO JURISDICTION; JURY TRIAL WAIVERS. EACH OF THE JUNIOR LENDERS, JUNIOR AGENT, THE SENIOR AGENT AND THE SENIOR LENDERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION

OF THE UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK] AND OF ANY NEW YORK STATE COURT FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE JUNIOR LENDERS, JUNIOR AGENT, THE SENIOR AGENT AND THE SENIOR LENDERS, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY OBJECTION BASED UPON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            17. Notices. Except as otherwise expressly provided below, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(a) three (3) days after deposit in the United States Mails, by registered mail, with proper postage prepaid or provided for, (b) when sent after receipt of confirmation if sent by telecopy or other similar facsimile transmission, (c) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

                  (i) If to the Senior Agent or any Senior Lender at:

                                LaSalle Business Credit, LLC
                                135 South LaSalle Street
                                Chicago, Illinois  60603-4105
                                Attention: William Stapel
                                Telephone: (312) 904-5311
                                Facsimile: (312) 904-0291

                  (ii) If to Junior Agent or the Junior Lenders at:

                                CapitalSource Finance LLC
                                4445 Willard Avenue, 12th Floor
                                Chevy Chase, Maryland 20815
                                Attention: Corporate Finance Group,
                                           Portfolio Manager
                                Telephone: (301) 841-2700
                                Facsimile: (301) 841-2360

or to such other address as any party designates to the other parties in the manner herein prescribed.

            18. Purchase Option.

            (a) Subject to the terms of this Section 18, the Senior Lenders hereby grant to the Junior Lenders the option (the "Purchase Option") to purchase the Senior Debt from the Senior Lenders at a price (the "Purchase Price") equal to the sum of (i) all amounts outstanding and/or due in connection with the Senior Loan Agreement as of the date of the payment of the Purchase Price, including principal up to the maximum amount permitted under the Senior Loan Agreement together with the Additional Obligations (including audit fees, attorneys fees, etc.), other reasonable expenses and all other Obligations under, and as defined in, the Senior Loan Agreement, but excluding any prepayment premium fee due under the Senior Loan Agreement.

            (b) The Junior Lenders may exercise the Purchase Option commencing on the date (the "Option Trigger Date") which is (i) the date a Blockage Period expires if such Blockage Period is triggered by the issuance of a Senior Default Notice issued as a result of a payment default or a financial covenant default under the Senior Loan Agreement, unless the Senior Lender terminates such Blockage Period prior to the expiration thereof in accordance with clause (i) of the definition of "Blockage Period" or unless such Blockage Period is extended in accordance with the last sentence of such definition; (ii) five (5) days after the Senior Agent's delivery of a Senior Default Notice to the Loan Parties and the Junior Agent; or (iii) the date the Junior Agent receives written notice that the Senior Lenders shall be conducting a sale or otherwise liquidating a material portion of Senior Collateral after the occurrence of a Senior Default.

            (c) The Junior Agent shall deliver written notice (the "Exercise Notice"), on behalf of the Junior Lenders, that they intend to exercise the Purchase Option within five (5) Business Days of the Option Trigger Date. Such notice shall be irrevocable by the Junior Lenders. The Junior Agent shall (i) tender payment of the Purchase Price in immediately available funds and (ii) deliver an Assignment Agreement executed by the Junior Lenders to the Senior Lenders on a Business Day that not later than the 5th Business Day after the delivery of the Exercise Notice (or, if such 5th Business Day is not a Business Day, the next Business Day). Subject to Section 8(d), the Junior Lenders shall have no right to purchase, and the Senior Lenders shall have no obligation to sell, the Senior Debt unless the Senior

Agent shall have timely received (x) an Exercise Notice, (y) the Purchase Price in immediately available funds, and (z) an Assignment Agreement executed by the Junior Lenders.

            (d) The Purchase Option shall terminate with respect to the Senior Default giving rise thereto if the Senior Agent does not receive an Exercise Notice within five (5) Business Days following the Option Trigger Date.

            (e) The Loan Parties and the Junior Lenders shall indemnify the Senior Lenders for all third party fees and expenses incurred by the Senior Lenders before the Purchase Option Closing Date, to the extent invoices relating thereto have not been received or paid by such date. The Senior Lenders shall make any such claims for indemnification as soon as practicable following the Purchase Option Closing Date and shall make any such claim in a writing accompanied by the applicable third party invoices. The Senior Lenders will use their best efforts to cause third parties to promptly remit invoices for fees and expenses to the Senior Lenders.

At all times prior to Purchase Option Closing Date, the Senior Lenders shall be free to administer the credit (which shall include, without limitation, incurring reasonable ordinary course expenses), lend or refuse to lend, adjust advance rates, institute or release reserves, and otherwise act or refuse to act in accordance with the terms of the Senior Loan Agreement, the Loan Documents, this Agreement and applicable law. During the period between the Option Trigger Date and the Purchase Option Closing Date, the Senior Lenders shall not sell or otherwise liquidate any of the Borrower's assets.

            19. Governing Law. This Agreement shall be interpreted and the rights and obligations of the parties hereto determined, in accordance with the laws and decisions of the State of [New York], shall be immediately binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

            20. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            21. Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            22. Authority. The signatories to this Agreement on behalf of each of the parties hereto hereby certify that they have all necessary authority to grant the subordination evidenced hereby and execute this Agreement on behalf of such party.

            23. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            24. Full Agreement. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof. Any document, instrument or agreement executed by the parties hereto with respect to the financing which is the subject of this Agreement predating this Agreement shall be merged with and into and superseded by this Agreement.

            25. Reliance. Upon any payment or distribution of assets of any Loan Party in connection with any Insolvency Event with respect thereto, the Junior Lenders shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such Insolvency Event is pending, delivered to the Junior Lenders, purporting to enforce or interpret this Agreement for the purpose of ascertaining the holders of Senior Debt entitled to participate in such payment or distribution in accordance with this Agreement, the amount thereof, and all other matters related thereto. The Junior Lenders shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or the receipt of any payment by it, unless and until the Junior Lenders shall have received written notice thereof from the Loan Parties or the Senior Agent, and prior to the receipt of any such written notice the Junior Lenders shall be entitled to assume conclusively that no such facts exist.

            26. Attorneys' Fees. In the event of a dispute between the parties arising from this Agreement, the prevailing party shall be entitled to all attorneys' fees and costs and expenses related thereto.

            27. Counterparts. This Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

            28. Third-Party Collateral Access Agreements. Junior Agent and Junior Lenders hereby acknowledge and agree that all references in the various landlord's agreements, warehouseman's agreements and other third-party collateral access agreements executed by various third parties in favor of Junior Agent (collectively, the "Collateral Access Agreements") to (i) the Subordination and Intercreditor Agreement among Junior Agent, Junior Lenders and Wells Fargo Foothill, Inc., as agent ("WFF") shall be deemed to be references to this Agreement, (ii) all references to WWF in the Collateral Access Agreements shall be deemed to be references to Senior Agent, and (iii) all references to any loan documents among the Loan Parties and WWF in the Collateral Access Agreements shall be deemed to be references to the Loan Documents.

     [remainder of this page is intentionally blank; signature pages follow]

            IN WITNESS WHEREOF, Junior Agent, the Junior Lenders, the Senior Agent and the Senior Lenders have each executed and delivered this Agreement as of the day and year first above written.

                                      LASALLE BUSINESS CREDIT, LLC, as Senior
                                      Agent and as a Senior Lender

                                      By /s/ William Staple
                                         --------------------------------------
                                      Name William Staple
                                           ------------------------------------
                                      Title First Vice President
                                            -----------------------------------


                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as a Senior Lender

                                      By /s/ Connie Novitski
                                         --------------------------------------
                                      Name Connie Novitski
                                           ------------------------------------
                                      Title Commercial Lending Officer
                                            -----------------------------------


                                      CAPITALSOURCE FINANCE LLC,
                                      as Junior Agent and as a Junior Lender

                                      By /s/ Joseph Turitz
                                         --------------------------------------
                                      Name Josheph Turitz
                                           ------------------------------------
                                      Title General Counsel
                                            -----------------------------------

Acknowledged and agreed to this 27th day of April, 2004:

EASY GARDENERS PRODUCTS, LTD.

By /s/ Richard M. Kurz
   -------------------------------
Name Richard M. Kurz
     -----------------------------
Title CFO
      ----------------------------


EYAS INTERNATIONAL, INC.

By /s/ Richard M. Kurz
   -------------------------------
Name Richard M. Kurz
     -----------------------------
Title CFO
      ----------------------------


EG, L.L.C.

By /s/ Richard M. Kurz
   -------------------------------
Name Richard M. Kurz
     ---------------
Title CFO
      ----------------------------


EG PRODUCT MANAGEMENT, L.L.C.

By /s/ Richard M. Kurz
   -------------------------------
Name Richard M. Kurz
     -----------------------------
Title CFO
      ----------------------------


WEATHERLY CONSUMER PRODUCTS, INC.

By /s/ Richard M. Kurz
   -------------------------------
Name Richard M. Kurz
     -----------------------------
Title CFO
      ----------------------------

WEATHERLY CONSUMER PRODUCTS, GROUP, INC.

By /s/ Richard M. Kurz
   --------------------------------
Name Richard M. Kurz
     ------------------------------
Title CFO
      -----------------------------

NBU GROUP, LLC

By /s/ Richard M. Kurz
   --------------------------------
Name Richard M. Kurz
     ------------------------------
Title CFO
      -----------------------------

                                    EXHIBIT A

                     Form of Excess Availability Certificate

                  [Letterhead of Easy Gardener Products, Ltd.]

                                     [Date]

TO: CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland  20815
Attention: Corporate Finance Group, Portfolio Manager

            In accordance with the terms set forth in Section 2(c) of that certain Subordination and Intercreditor Agreement, dated as of April 27, 2004, entered into by and among CapitalSource Finance LLC, a Delaware limited liability company, in its capacity as agent for the Junior Lenders, LaSalle Business Credit, LLC, a Delaware limited liability company, in its capacity as agent for the Senior Lenders and in its capacity as a Senior Lender, and LaSalle Bank National Association, in its capacity as a Senior Lender (as amended, amended and restated, or otherwise modified from time to time, the "Intercreditor Agreement"), the Excess Availability requirements in Sections 7.7(b)(ii)(B)(a), 7.7(b)(ii)(B)(b) and 7.7(b)(ii)(B)(c) of the Junior Loan
Agreement [have] [have not] been satisfied and EGP may make and Junior Lender may receive the Excess Cash Flow Payment for the [quarter] [year] ended [march 31] [June 30] [September 30] [December 31], 200_.

            Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Intercreditor Agreement.

Dated:____________, 200_

                                      Very truly yours,

                                      EASY GARDENER PRODUCTS, LTD., a Texas
                                      limited partnership

                                      By:  E G PRODUCT MANAGEMENT, L.L.C.,
                                           its General Partner

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________